UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2017, Match Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting that Ms. Amanda W. Ginsberg, CEO of Match Group Americas, was appointed Chief Executive officer of the Company, effective January 1, 2018.
On September 29, 2017, the Compensation and Human Resources Committee of the Board of Directors of the Company approved the award to Ms. Ginsberg, pursuant to the terms of the Company’s 2017 Stock and Annual and Incentive Plan and effective as of September 29, 2017 (the “Grant Date”), of (i) 100,000 restricted stock units that vest in equal installments on the third and fifth anniversaries of the Grant Date and (ii) 850,000 Company stock options that vest in equal installments on the first four anniversaries of the Grant Date, with the vesting in each case subject to Ms. Ginsberg’s continued employment with the Company through the applicable vesting date. The exercise price for the stock options is the closing price of the Company's common stock on the Grant Date. This filing is being made to amend the Original 8-K to include the above information regarding these awards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel & Secretary

Date: October 5, 2017